Exhibit 10.1

SECOND AMENDMENT TO

AMENDED AND RESTATED LOAN AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT, dated as of April 17, 2008 (this "Amendment"), is made by and among Keltic Financial Partners, LP, a Delaware limited partnership ("Keltic"), and Bridge Healthcare Finance, LLC, a Delaware limited liability company ("Bridge", and together with Keltic, individually and collectively, "Lender"), and Hudson Technologies Company, a Tennessee corporation ("Borrower").

WITNESSETH

WHEREAS, Borrower and Keltic are parties to that certain Amended and Restated Loan Agreement, dated as of June 26, 2007 (as it may be amended, restated, modified or supplemented from time to time, the "Loan Agreement"; capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement); and

WHEREAS, contemporaneously with the execution of this Amendment, Keltic has assigned one-third of its interest in and to the Loans and the Loan Documents to Bridge pursuant to that certain Assignment and Assumption Agreement dated the date hereof (the "Assignment Agreement") between Keltic and Bridge; and

WHEREAS, Borrower has requested that Lender agree to certain amendments and modifications to the Loan Agreement, including without limitation, an increase in the Maximum Revolving Loan Amount and an extension of the Maturity Date, and Lender is willing to do so subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree as follows:

STATEMENT OF TERMS

1. Amendments.

(a) Section 1.30 of the Loan Agreement is hereby amended by deleting from clause (a) thereof the phrase "thirty seven and one-half (37.5)" and replacing it with the phrase "eighty seven and one-half (87.5)".

(b) Section 1.34 of the Loan Agreement is hereby amended by deleting the date "June 26, 2010" and replacing it with the date "June 26, 2011".

(c) Section 1.35 of the Loan Agreement is hereby amended by deleting the amount "$10,000,000" and replacing it with the phrase "15,000,000, as such amount may be increased to $20,000,000 pursuant to Section 2.11 hereof".

(d) Section 1.36 of the Loan Agreement is amended and restated in its entirety as follows:

"Maximum Revolving Loan Amount" shall mean the Maximum Facility, less the outstanding principal balance of the Term Loans.

(e) Section 2.1(b) of the Loan Agreement is amended and restated in its entirety as follows:

the sum of (i) up to eighty-five percent (85%) of the net face amount of Borrower's Eligible Receivables plus (ii) up to fifty five percent (55%) of the Value (as defined below) of Borrower's Eligible Inventory, less (iii) the outstanding principal balance of Term Loan B. Value shall mean the lesser of cost or the fair market value of such Inventory.

(f) Section 2.11 of the Loan Agreement is amended and restated in its entirety as follows:

Borrower may request that Lender increase the Maximum Facility to $20,000,000 from $15,000,000. Upon satisfaction of the following conditions, as determined by Lender in its sole discretion, Lender will increase the Maximum Facility to $20,000,000: (a) Lender shall have received credit approval from each of its respective credit committees, (b) Borrower shall have paid the fee set forth in Section 3.8 hereof, if such fee or portion thereof is due at such time, (c) no Default or Event of Default shall have occurred and be continuing, or would occur in connection with or after giving effect to such increase, and (d) Lender shall have received Allonges to the Revolving Notes which evidence such increase.

(g) Section 3.5 of the Loan Agreement is hereby amended by deleting the amount "$2,000" and replacing it with the amount "4,000".

(h) Clauses (a) - (c) of Section 3.7 of the Loan Agreement are amended and restated in their entirety as follows:

(a) two percent (2.0%) of the Maximum Facility if the prepayment is made prior to the second anniversary of the date hereof; (b) one percent (1.0%) of the Maximum Facility if the prepayment is made after the second anniversary of the date hereof but prior to the third anniversary of the date hereof; and (c) zero percent (0.0%) of the Maximum Facility if the prepayment is made after the third anniversary of the date hereof.

(i) Section 3.8 of the Loan Agreement is amended and restated in its entirety as follows:

Upon increase of the Maximum Facility pursuant to Section 2.11 hereof, Borrower shall pay Lender $75,000 as follows: (a) $37,500 at such time as the aggregate outstanding balance of the Loans initially reaches $15,000,000, and (b) $37,500 at such time as the aggregate outstanding balance of the Loans initially reaches $17,500,000.

2. Representations and Warranties. To induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender as follows: (a) each representation and warranty set forth in the Loan Agreement is true and correct on and as of the date hereof ; (b) no Default or Event of Default has occurred and is continuing as of this date under the Loan Agreement or the other Loan Documents (c) Borrower has the power and is duly authorized to enter into, deliver and perform this Amendment and to perform its obligations under the Loan Agreement, as amended hereby; (d) each of this Amendment and the Loan Agreement, as amended hereby, constitutes the legal, valid and binding obligation of Borrower enforceable against it in accordance with its terms; and (e) that since June 26, 2007 there have been no liens, encumbrances, security interests or claims filed against or created in Borrower's owned property located at Champaign, Illinois.

3. Conditions Precedent to Effectiveness of this Amendment. The effectiveness of this Amendment is subject to the fulfillment of the following conditions precedent, each as determined by each Lender:

(a) Lender shall have received one or more counterparts of this Amendment duly executed and delivered by Borrower;

(b) Lender shall have received one or more counterparts of the Agreement and Consent of Guarantors attached to this Amendment duly executed and delivered by each such Guarantor;

(c) Lender shall have received the following documents (i) a Secretary's Certificate from Borrower and each Guarantor certifying the resolutions approving the transactions contemplated by this Amendment, (ii) new Revolving Notes and new Term Notes, (iii) Warrants to Purchase Common Stock, and (iv) and such other agreements, documents, certificates and instruments as Lender may reasonably require; and

(d) Lender shall have received the commitment fee referenced in Section 4 below.

4. Commitment Fee. In consideration of Lender entering into this Amendment, Borrower shall pay to Lender on the date hereof a commitment fee in an amount of $75,000, plus payment of Lender's legal fees and expenses in connection with this Amendment, including, without limitation, up to $10,000 of Bridge's legal fees and expenses.

5. Continuing Effect of Loan Agreement. Except as expressly amended and modified hereby, the provisions of the Loan Agreement and the Liens granted hereunder, are and shall remain in full force and effect, and are hereby ratified and confirmed by Borrower.

6. Release. In consideration of the agreements of Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and each Guarantor, on behalf of itself/himself and its/his successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower and/or such Guarantor or any of its/his successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, the Guaranty or any of the other Loan Documents or transactions, course of performance or course of dealing thereunder or related thereto; provided, however, that nothing herein shall release Lender from its obligations to Borrower under the terms of this Amendment.

7. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature delivered by a party via facsimile shall be deemed to be an original signature hereto.

8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND

CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first specified above.

HUDSON TECHNOLOGIES COMPANY

By:/s/ Brian F. Coleman

Name: Brian F. Coleman

Title: President and Chief Operating Officer

KELTIC FINANCIAL PARTNERS, LP
By: KELTIC FINANCIAL SERVICES LLC,
its general partner

By: /s/ John P. Reilly____________________
Name: John P. Reilly
Title: Managing Partner

BRIDGE HEALTHCARE FINANCE, LLC

By: /s/ Shawn T. Andrews

Name: Shawn T. Andrews

Title: Managing Director

AGREEMENT AND CONSENT OF GUARANTORS

Each of the undersigned guarantors, intending to be legally bound, does hereby (a) agree to the provisions of Section 6 of the foregoing Amendment, (b) consent to the execution, delivery and performance of the within and foregoing Amendment, and (c) confirm and reaffirm, without setoff, counterclaim, deduction or other claim of avoidance of any nature, the continuing effect of such guarantor's guaranty of the Obligations after giving effect to the foregoing Amendment.

HUDSON TECHNOLOGIES, INC.

By:/s/ Brian F. Coleman

Name: Brian F. Coleman

Title: President

HUDSON HOLDINGS, INC.

By:/s/ Brian F. Coleman

Name: Brian F. Coleman

Title: President

Dated: April 17, 2008